UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2011

WINDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 7, 2011, Windstream Corporation (“Windstream”) announced that it intends to offer in a private placement $500 million aggregate principal amount of senior notes due 2022 (the “Offering”). The Offering is expected to be consummated before the end of November 2011, subject to market and other conditions. If the Offering is successfully placed, Windstream expects to use the net proceeds of the Offering to redeem the approximately $201.5 million aggregate principal amount of its outstanding 8.625% Senior Notes due 2016, with the remaining net proceeds to be used to repay amounts that Windstream has borrowed under its revolving credit facility. Assuming consummation of its pending acquisition of PAETEC Holding Corp. (“PAETEC”), which, pending state and federal regulatory approvals, is expected to close by the end of 2011, Windstream intends to use borrowings under its revolving credit facility to repurchase the $300.0 million aggregate principal amount of PAETEC’s outstanding 9.5% Senior Notes due 2015. A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements about our expected ability to recover revenue loss from expected declines in intercarrier compensation for access to our network, expected levels of support from universal service funds or other government programs, the expected consummation of our pending acquisition of PAETEC and our plans to use a portion of the net proceeds of the Offering to repurchase certain PAETEC debt following such closing, expected rates of loss of voice lines or intercarrier compensation, expected increases in high-speed Internet and business data connections, our expected ability to fund operations, capital expenditures and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, the expected timing and amount of contributions to our pension plan, expected effective federal income tax rates and forecasted capital expenditure amounts. Such forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: further adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued access line loss; the impact of new, emerging or competing technologies; the adoption of inter-carrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; the risk that Windstream will not be able to consummate its pending acquisition of PAETEC within its expected timeframe, or at all, or without the imposition of adverse restrictions or conditions by regulatory authorities; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; for Windstream’s competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream’s competitive local exchange carrier services depend; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, and rules and regulations governing the communications industry; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unfavorable results of litigation; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended December 31, 2010, and in subsequent filings with the Securities and Exchange Commission. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-

looking statements contained in this Current Report on Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated November 7, 2011, announcing the Offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

November 7, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 7, 2011, announcing the Offering

6